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                                                                   EXHIBIT 10.10

                 DEFERRED INCOME PLAN FOR NON-EMPLOYEE DIRECTORS

This Deferred Income Plan for Non-Employee Directors, the "Plan", as amended, is effective as of January 1, 2002 and replaces the plan previously in effect.

ARTICLE I - PARTICIPATION

   1.1 Non-employee members of the Board of Directors of Textron Inc. ("Textron") may elect to defer receipt of any or all of the annual retainer, in excess of the $60,000 required deferral to the stock unit account, and meeting fees into either a stock unit account or an interest-bearing account. The Annual Stock Unit Grant is automatically deferred into the stock unit account.

   1.2 Each Director must have on file with Textron a Deferral Election Form indicating deferral elections for the following calendar year(s).

   1.3 For any complete calendar quarters remaining in the calendar year in which an individual initially becomes a non-employee director, the Director may elect to defer his or her fees at any time before the start of each such quarter.

ARTICLE II - DEFERRED INCOME ACCOUNTS

   2.1 For record-keeping purposes only, Textron shall maintain a stock unit account and an interest-bearing account for each non-employee Director.

   2.2   Stock Unit Account
         The Stock Unit Account shall consist of Stock Units, which are fictional shares of Textron common stock accumulated and accounted for the sole purpose of determining the cash payout of any distribution under this portion of the Plan.

         As of the end of each calendar quarter, Textron shall credit to the Stock Unit Account 10% (includes a 10% Premium contributed by Textron, the "Premium") of the amount, the Director deferred into this account during the quarter. Textron shall credit no Premium with respect to the Annual Stock Unit Grant or the required deferral. Textron shall also credit to this account Stock Units equal to the number of shares of Textron common stock that would have been allocated on account of dividends.

         The number of Stock Units Textron shall credit to the Stock Unit Account will equal the number of shares of Textron common stock that could have been purchased at a price per share equal to the average price per share of Textron common stock contributed to the Textron Savings Plan during that quarter.

         Half of the 10% Premium contributed by Textron shall vest (become nonforfeitable) on December 31 of the calendar year in which the deferred income otherwise would have been paid, and the remaining half on the next


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         December 31. The Premium will continue to vest after the termination of the Directorship. The Premium will vest only if the related deferred compensation is unpaid at the time of vesting. Unvested Premiums shall vest immediately upon the Director's death or total disability as determined by the Textron Benefits Committee.

   2.3   Interest Account
         As of the end of each calendar quarter Textron shall credit to the Interest Account an amount equal to interest on the average balance in the Interest Account during such quarter. The average balance will be computed by adding the opening and closing balances for the quarter and dividing by two. Interest will be credited monthly at the greater of 8% or the Moody's Corporate Bond Yield Index rate.

ARTICLE III - PAYMENTS

   3.1 Payments or withdrawals from either the Stock Unit Account or the Interest Account or transfers between the two accounts shall not be allowed while the individual remains a Director of Textron. Prior to or at the time of the Director's resignation, removal, or retirement from the Board of Directors, the Director must elect a payment schedule.

   3.2 Upon the Director's resignation, removal or retirement from the Board of Directors, the Director may, once each calendar quarter, elect to transfer, in 10% increments, any or all amounts in the Stock Unit Account to the Interest Account. The cash amount transferred will be determined by multiplying the current value of Textron common stock by the number of whole or fractional Stock Units in the Stock Unit Account as of the end of that calendar quarter times the percentage being transferred. The current value shall be the average of the composite closing prices, as reported in the Wall Street Journal for the ten trading days immediately following the calendar quarter in which the election to transfer was made.

   3.3 Upon the Director's resignation, removal or retirement from the Board of Directors, he or she must make a payment election by completing the Payment Election Form. The Director may elect on the Payment Election Form to receive (1) the entire amount of his or her accounts as soon as practical following the end of the current quarter which will be deemed to be an election to transfer under the provisions of paragraph 3.2 in the current quarter all amounts in the Director's Stock Unit Account,
         (2) the entire amount of his or her accounts as soon as practical following the end of the current calendar year which will be deemed to be an election to transfer under the provisions of paragraph 3.2 in the final quarter of the current calendar year all amounts in the Director's Stock Unit Account, or (3) payment in a number of annual installments, each payable as soon as practical following the end of each successive calendar year, over a period of up to five years which will be deemed to be an election to transfer under the provisions of paragraph 3.2 in


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         the final quarter of each respective calendar year an amount, if necessary, from the Director's Stock Unit Account sufficient to make the required payment. Annual installments shall be calculated each year by dividing the unpaid amount as of January 1 of that year by the remaining number of unpaid installments.

   3.4 During the installment period, the unpaid balance in the Interest Account will continue to earn interest at the same rate as if the individual had continued as a Director.

   3.5 If the Director or former Director dies before all payments have been made, payment(s) shall be made to the beneficiary designated on the Designation of Beneficiary Form. In the event of death, the Benefits Committee shall choose in its sole discretion the payment schedule after considering the method of payment that may have been requested by the Director or by the beneficiaries.

         The designated beneficiary may be changed from time to time by delivering a new Designation of Beneficiary Form to Textron. If no designation is made, or if the named beneficiary predeceases the Director, payment shall be made to the Director's estate.

   3.6 At the discretion of Textron, the payments to be made after the Director's resignation, removal, or retirement from the Board of Directors pursuant to this Article III may be accelerated in such amounts and at such times as the Benefits Committee determines.

ARTICLE IV - MISCELLANEOUS

   4.1 Benefits provided under this Plan are unfunded obligations of Textron. Nothing contained in this Plan shall require Textron to segregate any monies from its general funds with respect to such obligations.

   4.2 The Textron Benefits Committee shall be the plan administrator of this Plan and shall be solely responsible for its general administration and interpretation and for carrying out the provisions hereof, and shall have all such powers as may be necessary to do so.

   4.3 Unless a contrary or different meaning is expressly provided, each use in this Plan of the masculine or feminine shall include the other and each use of the singular number shall include the plural.

   4.4 No benefit payable at any time under this Plan shall be subject in any manner to alienation, sale, transfer, assignment, pledge or encumbrance of any kind unless specifically approved in writing in advance by the Textron Benefits Committee or its designee. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any such benefit, whether presently or


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         subsequently payable, shall be void unless so approved. Except as required by law, no benefit payable under this Plan shall in any manner be subject to garnishment, attachment, execution or other legal process, or be liable for or subject to the debts or liability of any Participant or Beneficiary.

   4.5 The Board or its designee shall have the right to amend, modify, suspend or terminate this Plan at any time by written ratification of such action; provided, however, that no amendment, modification, suspension or termination shall reduce the amount credited to either the Stock Unit Account or the Interest Account immediately before the effective date of the amendment, modification, suspension or termination.

   4.6 This Plan shall be construed in accordance with the laws of the State of Delaware.


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                                  TEXTRON INC.

                              Deferred Income Plan
                                       for
                                Textron Directors
                           DESIGNATION OF BENEFICIARY

   I hereby designate the following individual(s) to receive from the Deferred Income Plan for Textron Directors any amounts payable in the event of my death.

                                      Social Security                                         Percent of
             Name                         Number                     Address                    Payment
             ----                         ------                     -------                    -------
________________________________________________________________________________________________________

________________________________________________________________________________________________________

________________________________________________________________________________________________________

This designation is intended to replace all prior designations made by me for such amounts.

___________________________________                  _____________________
           Signature                                          Date


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